UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2015

ARATANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35952	38-3826477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Olathe Blvd., Kansas City, KS 66103	66103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, include area code: (913) 353-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry into a Material Definitive Agreement.

On September 29, 2015, Aratana Therapeutics, Inc. (the “Company”) amended its corporate lease in Kansas City, Kansas with MPM Heartland House, LLC (“MPM”) and its services agreement with MPM. Under the terms of the amendments, the Company extended the term of both the lease and the services agreement from a termination date of September 30, 2015 to a termination date of December 31, 2015, following which the Company may extend the term of each agreement on a month-to-month basis by mutual agreement of the parties.  Under the lease amendment, the parties also agreed to expand the office space and parking spaces leased by the Company.  Pursuant to the amendment, the total rent payable by the Company is $15,183 per month.  All other lease and services agreement terms remain unaltered.

Steven St. Peter, the Chief Executive Officer and President of the Company and a director of the Company, is the principal owner of MPM. The Company believes the terms of each of the lease and services agreement, as amended, are no less favorable than those that the Company could have obtained from an unaffiliated third party.  The foregoing description of the amendments to the lease and services agreement are qualified in their entirety by reference to the provisions of both amendments, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 2 to Lease, effective as of September 29, 2015, by and between Aratana Therapeutics, Inc. and MPM Heartland House, LLC.
10.2	Amendment No. 2 to Services Agreement, effective as of September 29, 2015, by and between Aratana Therapeutics, Inc. and MPM Heartland House, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARATANA THERAPEUTICS, INC.

Date: October 5, 2015	By:	/s/ Steven St. Peter

Steven St. Peter, M.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to Lease, effective as of September 29, 2015, by and between Aratana Therapeutics, Inc. and MPM Heartland House, LLC.
10.2	Amendment No. 2 to Services Agreement, effective as of September 29, 2015, by and between Aratana Therapeutics, Inc. and MPM Heartland House, LLC.